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                                                              Exhibit 23

                Letterhead of Kenny S&P Evaluation Services
              (a division of Kenny Information Systems, Inc.)
                             December 22, 1995

Prudential Securities Incorporated
1 New York Plaza
New York, NY  10292

                  Re:   National Equity Trust
                        Post-Effective Amendment No. 3
                        Utility Series 2
                        (Registration No. 33-50096)
Gentlemen:

            We have examined the post-effective Amendment to the Registration Statement File No. 33-50096 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of Kenny Information Systems, Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of Kenny Information Systems, Inc. as evaluator.

            In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration
Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

            You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              Frank A. Ciccotto
                              Frank A. Ciccotto
                              Vice President
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